EXECUTION

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 13, 2009, among ALLIS-CHALMERS ENERGY INC., a Delaware corporation, as borrower (the “Borrower”), the undersigned Guarantors (collectively, the “Guarantors”), ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively) and the undersigned Required Lenders.

Reference is made to the Second Amended and Restated Credit Agreement dated as of April 26, 2007 among Borrower, the Administrative Agent, the Collateral Agent and the Lenders parties thereto, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of December 3, 2007, a Second Amendment to Second Amended and Restated Credit Agreement dated as of December 30, 2008, a Third Amendment to Second Amended and Restated Credit Agreement dated as of April 9, 2009 and a Fourth Amendment to Second Amended and Restated Credit Agreement dated as of May 20, 2009 (as amended, the “Credit Agreement”).  Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings set forth in the Credit Agreement; all section, exhibit and schedule references herein are to sections, exhibits and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Amendment.

RECITALS

A.           The Borrower has requested certain amendments to the Credit Agreement and the Lenders are willing, on the terms and conditions set forth herein, to amend the Credit Agreement as hereinafter set forth.

Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

Paragraph 1.        Amendments. Effective as of the Fifth Amendment Effective Date, the Credit Agreement is amended as follows:

1.1           Definitions. Section 1.01 of the Credit Agreement is amended as follows:

(a)           The following definitions are amended in their entirety to read as follows:

“Agreement means this Second Amended and Restated Credit Agreement as amended by the First Amendment to Second Amended and Restated Credit Agreement, Second Amendment to Second Amended and Restated Credit Agreement, Third Amendment to Second Amended and Restated Credit Agreement, Fourth Amendment to Second Amended and Restated Credit Agreement and Fifth Amendment to Second Amended and Restated Credit Agreement.”

“Threshold Amount at any time means an amount equal to ten (10%) of the Borrower's domestic consolidated assets measured as of the close of the then most recent fiscal quarter end.”

Fifth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

(b)           The following definitions are inserted alphabetically into Section 1.01 of the Credit Agreement:

“Fifth Amendment Effective Date means the date the Fifth Amendment to Second Amended and Restated Credit Agreement by its terms becomes effective among the parties thereto.”

“Fifth Amendment to Second Amended and Restated Credit Agreement means that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of October __, 2009, among the Borrower, the Guarantors, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Required Lenders.”

“Foreign Joint Venture means Rawabi Allis-Chalmers Ltd., a Saudi Arabia joint venture 50% owned by Borrower and 50% owned by Rawabi Holding Limited, and each other corporation, partnership, joint venture, limited liability company or other business entity of which 50% or less of the Voting Stock is beneficially owned by Borrower or any of its Subsidiaries.”

“Foreign Rental Arrangement means a lease or rental agreement (however designated) between the Borrower or any of its Domestic Subsidiaries and a Foreign Person relating to equipment or inventory to be leased to such Foreign Person, which equipment or inventory was moved from the U.S. to a foreign jurisdiction and “Foreign Rental Arrangements” means collectively all such lease or rental agreements.”

1.2           Section 6.06(b).  Section 6.06(b) of the Credit Agreement is amended in its entirety as follows:

“(b)  Keep all Collateral other than Collateral located outside the United States on the Second Amended and Restated Closing Date within the United States unless either (i) prior written notice is given to the Administrative Agent of the intent to move such Collateral outside the United States and the Administrative Agent consents in writing to the movement of such Collateral outside the United States or (ii) such Collateral is moved outside the United States in connection with an Investment permitted pursuant to Section 7.02(n).”

1.3           Section 6.14(c).  Section 6.14(c) of the Credit Agreement is hereby amended by deleting the first sentence thereof and substituting therefore the following:

“(c)           The Liens required by this Section 6.14 shall be first priority perfected Liens in favor of the Administrative Agent or Collateral Agent for the benefit of the Lenders, subject to no other Liens except Permitted Liens of the type described in Section 7.01; provided with respect to any equipment or inventory invested in Foreign Subsidiaries or Foreign Joint Ventures pursuant to Section 7.02(n) or leased pursuant to a Foreign Rental Arrangement pursuant to Section 7.07(f), the Lien on such equipment or inventory is not required to be maintained as a first priority perfected Lien under the law of the jurisdiction where such equipment or inventory is located.”

Fifth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

1.4           Section 7.02.  Section 7.02 of the Credit Agreement is amended by deleting the word “and” at the end of Section 7.02(l), deleting the period at the end of Section 7.02(m) and inserting a semicolon therefor and adding a new Subsection 7.02(n) to read in its entirety as follows:

“(n)           Investments, including the Investments set forth on Schedule 7.02, of up to $30,000,000 in the aggregate at any one time (less the amount of any Dispositions associated with Foreign Rental Arrangements permitted pursuant to Section 7.07(f)) in Foreign Subsidiaries and Foreign Joint Ventures, of which no more than $5,000,000 in the aggregate at any one time shall consist of cash Investments and the remainder of which will consist of the transfer (by sale, lease, contribution or any other form of Disposition) of equipment and inventory; provided, any such equipment and inventory shall continue to be subject to a Lien in favor of the Administrative Agent and/or Collateral Agent for the benefit of the Lenders (although such Lien shall not be required to be perfected under the local law of the jurisdiction where such equipment and inventory is located); provided further if there is a breach of the Fixed Asset Coverage Ratio in Section 7.19(b) which has not been cured or waived, the Required Lenders may require that Borrower cause equipment and/or inventory held by Foreign Subsidiaries outside the U.S. to be moved to the U.S. and subjected to a first priority, perfected Lien (subject to Permitted Liens) in favor of the Administrative Agent or Collateral Agent for the benefit of the Lenders in an amount sufficient to cure such breach.”

1.5           Section 7.07.  Section 7.07 of the Credit Agreement is amended by deleting the word “or” at the end of Section 7.07(d), deleting the period at the end of Section 7.07(e) and inserting “; or” therefor and adding a new Section 7.07(f) to read in its entirety as follows:

“(f)           Dispositions of equipment and inventory to Foreign Subsidiaries and Foreign Joint Ventures as permitted by Section 7.02(n) and Dispositions pursuant to Foreign Rental Arrangements not to exceed in the aggregate the dollar limitation set forth in Section 7.02(n).”

1.6           Section 8.01(m).  Section 8.01(m) of the Credit Agreement is amended in its entirety as follows:

“(m)           Collateral; Impairment of Security, etc.  (i) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against a Loan Party or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject to Permitted Liens; provided with respect to the security interest in any Collateral consisting of equipment or inventory invested in Foreign Subsidiaries or Foreign Joint Ventures pursuant to Section 7.02(n) or leased pursuant to a Foreign Rental Arrangement pursuant to Section 7.02(n), the security interest in such Collateral is not required to be maintained as a perfected and first priority security interest under the law of the foreign jurisdiction where such Collateral is located; or”

1.7           Schedule 7.02.  Schedule 7.02 (Investments in Foreign Subsidiaries and Foreign Joint Ventures) is hereby added to the Credit Agreement by Schedule 7.02 attached to this Amendment.

Fifth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

Paragraph 2.        Effective Date. This Amendment shall not become effective until the date (such date, the “Fifth Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:

(a)           this Amendment, executed by the Borrower, the Guarantors, and the Required Lenders;

(b)           an executed copy of the Joint Venture Agreement (in English) between Rawabi Holding Company Ltd. and Borrower dated January 28, 2009;

(c)           fees and expenses required to be paid pursuant to Paragraph 6 of this Amendment, to the extent invoiced prior to the Fifth Amendment Effective Date;  and

(d)           such other assurances, certificates, documents and consents as the Administrative Agent may require.

Paragraph 3.        Waivers.

(a)           The Lenders hereby waive any non-compliance for all periods ending prior to the Fifth Amendment Effective Date with the following affirmative covenants and agree that the Borrower shall not be deemed in Default solely by reason of such non-compliance:

(i)           Section 6.06(c) – Maintenance of Assets and Business; Movement of Collateral — insofar as a result of or related to the movement of up to $3,408,025 of Collateral identified on Schedule 7.02 consisting of equipment and inventory from within the United States to Rawabi Allis-Chalmers Ltd., a Saudi Arabia joint venture 50% owned by Borrower and 50% owned by Rawabi Holding Limited, such Collateral was not kept within the United States; and

(ii)           Section 6.14(c) – Further Assurances; Additional Collateral — insofar as a result of or related to the movement of up to $3,408,025 of Collateral identified on Schedule 7.02 consisting of equipment and inventory from within the United States to Rawabi Allis-Chalmers  Ltd., a Saudi Arabia joint venture 50% owned by Borrower and 50% owned by Rawabi Holding Limited, the Lien in favor of the Administrative Agent or Collateral Agent for the benefit of the Lenders would not be maintained as a first priority perfected Lien under the law of the jurisdiction where such equipment or inventory is located.

(b)           The Lenders hereby waive any non-compliance with the following negative covenants and agree that the Borrower shall not be deemed in Default solely by reason of such non-compliance:

(i)           Section 7.02 — Investments — insofar as a result of the cash investment of $531,915 in Rawabi Allis-Chalmers  Ltd., a Saudi Arabia joint venture 50% owned by Borrower and 50% owned by Rawabi Holding Limited, or related to the movement of up to $3,408,025 of Collateral identified on Schedule 7.02 consisting of equipment and inventory from within the United States to Rawabi Allis-Chalmers  Ltd., an Investment was made; and

(ii)           Section 7.07 — Dispositions — insofar as a result of or related to the movement of up to $3,408,025 of Collateral identified on Schedule 7.02 consisting of equipment and inventory from within the United States to Rawabi Allis-Chalmers  Ltd., a Saudi Arabia joint venture 50% owned by Borrower and 50% owned by Rawabi Holding Limited, a Disposition occurred.

Fifth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

(c)           For the avoidance of doubt, the Lenders confirm that if the Borrower’s representations are as set out in Article V of the Credit Agreement, as amended and waived herein, and the Borrower complies with the requirements of Section 4.03, Article VI and Article VII of the Credit Agreement, as amended and waived herein, the Borrower may borrow under the Credit Agreement on the terms and subject to the limitations set forth in the Credit Agreement.

(d)           The foregoing waivers shall not be deemed to be a waiver by the Lenders of any other covenant, condition or obligation on the part of the Borrower under the Credit Agreement or any other Loan Document, except as set forth in Paragraph 3 of this Fifth Amendment.  In addition, the foregoing waivers shall in no respect evidence any commitment by the Lenders to grant any future consents or waivers of any covenant, condition or obligation on the part of the Borrower under the Credit Agreement or any other Loan Document whether related to or arising out of the movement of certain Collateral identified on Schedule 7.02 consisting of equipment and inventory from within the United States to outside the United States or otherwise.  Any further waivers or consents must be specifically agreed to in writing in accordance with Section 10.01 of the Credit Agreement.

Paragraph 4.        Acknowledgment and Ratification. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, each of the Borrower and the Guarantors (i) consents to the agreements in this Amendment, (ii) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrower or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, and all rights thereunder are hereby ratified and confirmed.

Paragraph 5.        Representations. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, each of the Borrower and the Guarantors represents and warrants to the Administrative Agent and the Lenders that as of the Fifth Amendment Effective Date and as of the date of execution of this Amendment, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, (b) no Default or Event of Default exists and no Borrowing Base Deficiency exists.

Paragraph 6.        Expenses, Funding Losses.  The Borrower shall pay on demand all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements, if any.

Paragraph 7.        Miscellaneous.  This Amendment is a “Loan Document” referred to in the Credit Agreement.  The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Amendment by reference.  Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under Texas law and applicable federal law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.

Paragraph 8.        Entire Agreement. This amendment represents the final agreement between the parties about the subject matter of this amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Fifth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

Paragraph 9.        Parties. This Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent, the other Lenders, and their respective successors and assigns.

Paragraph 10.      Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Amendment.

Paragraph 11.      Release.  As additional consideration for the execution, delivery and performance of this Amendment by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Amendment, the Borrower warrants and represents to the Administrative Agent, the Collateral Agent and the Lenders that to the best of its knowledge no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent or any Lender or any defense to (i) the payment of Obligations under the Revolver Notes and/or the Loan Documents, or (ii) the performance of any of its obligations with respect to the Revolver Notes and/or the Loan Documents.  In the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably hereby RELEASES, RELINQUISHES and forever DISCHARGES Administrative Agent, the Collateral Agent and the Lenders, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrower may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.

Paragraph 12.      Execution in Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

 The parties hereto have executed this Amendment in multiple counterparts to be effective as of the Fifth Amendment Effective Date.

Remainder of Page Intentionally Blank
Signature Pages to Follow.

Fifth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

ALLIS-CHALMERS ENERGY INC.,
a Delaware corporation, as Borrower

By:	/s/ Victor M. Perez
Victor M. Perez
Chief Financial Officer

Fifth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page- Page 1

GUARANTORS:

AirComp LLC		Allis-Chalmers Drilling LLC

By:	/s/ Victor M. Perez	By:	/s/ Victor M. Perez
	Victor M. Perez		Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Allis-Chalmers Holdings Inc.		Allis-Chalmers Management LLC

By:	/s/ Victor M. Perez	By:	/s/ Victor M. Perez
	Victor M. Perez		Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Allis-Chalmers Production Services LLC		Allis-Chalmers Rental Services LLC

By:	/s/ Victor M. Perez	By:	/s/ Victor M. Perez
	Victor M. Perez		Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Allis-Chalmers Tubular Services LLC		Rebel Rentals LLC

By:	/s/ Victor M. Perez	By:	/s/ Victor M. Perez
	Victor M. Perez		Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Petro-Rentals LLC		Strata Directional Technology LLC

By:	/s/ Victor M. Perez
	Victor M. Perez	By:	/s/ Victor M. Perez
	Chief Financial Officer		Victor M. Perez
Chief Financial Officer

Fifth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page- Page 2

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

Fifth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page- Page 3

L/C ISSUER AND LENDER:

ROYAL BANK OF CANADA, as a Lender
and L/C Issuer

By:	/s/ Jason York
Name: Jason York
Title: Authorized Signatory

Fifth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page- Page 4

LENDER:

CATERPILLAR FINANCIAL
SERVICES CORPORATION, as Lender

By:	/s/ Michael M. Ward
Name: Michael M. Ward
Title: Credit & Operations Manager

Fifth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page- Page 5

LENDER:

JPMORGAN CHASE BANK, N.A.
as a Lender

By:
Name:
Title:

Fifth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page- Page 6

LENDER:

WELLS FARGO BANK, N.A.
as a Lender

By:	/s/ Donald W. Herrick
Name: Donald W. Herrick
Title: Vice President and Senior Portfolio Manager

Fifth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page- Page 7

LENDER:

NATIXIS,
as a Lender

By:	/s/ Carlos Quinteros
Name: Carlos Quinteros
Title: Director

By:	/s/ Timothy L. Polvado
Name: Timothy L. Polvado
Title: Senior Managing Director

Fifth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page- Page 8

LENDER:

WHITNEY NATIONAL BANK,
as a Lender

By:	/s/ Mark McCullough
Name: Mark McCullough
Title: Vice President

Fifth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page- Page 9

Schedule 7.02

INVESTMENTS IN FOREIGN SUBSIDIARIES AND FOREIGN JOINT VENTURES

Allis Chalmers – International Asset Transfers/Investments
(in US$)

Rawabi JV

Pipe Orders & Other (Allis’ share)	1,759,754
Pipe from Allis inventory	1,648,271
Cash contribution	531,915
Sub-total	3,939,940

Other potential Rewabi JV Capex (5 ½ ” drill pipe)	1,467,000	(50% share)
Other anticipated equipment	365,000

Rawabi-Allis JV - 2009	5,771,940
Estimated 2010 Capex (various drill pipe and misc equipment)	3,315,000	(50% share)

Total Rawabi-Allis (2009 & 2010)	9,086,940

DLS Bolivia

Intercompany sale of 5 ½ ” pipe	1,178,765	(Allis to receive promissory note
(For TOTAL drilling contact)

BCH Brazil

Contribution of BOPs to BCH	490,000
(For Petrobras contracts)

Contribution of misc. casing & tubing assets to BCH	477,038
(For Petrobras contracts)

	11,232,743

Allis-Chalmers Energy Compiled
Second Amended and Restated Credit Agreement

Schedule 7.02